EXHIBIT 10.16(b)

Second Amendment to Amended and Restated People’s Bank Supplemental Savings Plan

SECOND AMENDMENT TO

AMENDED AND RESTATED

PEOPLE’S BANK SUPPLEMENTAL SAVINGS PLAN

WHEREAS, People’s Bank (the “Bank”), a Connecticut chartered capital stock savings bank, maintains the People’s Bank Supplemental Employee Savings Plan, which was amended and restated in its entirety as of March 31,1998 (the “Plan”); and

WHEREAS, the Plan is intended to supplement benefits payable under the People’s Bank 401(k) Employee Savings Plan (the “ESP”) to a select group of management or highly compensated employees of the Bank who satisfy the eligibility requirements of the Plan; and

WHEREAS, the Bank has changed its salary grade designations, and the new designations equivalent to grade 10 and above are grade 65O and above; and

WHEREAS, the Bank has determined to increase the maximum Salary deferral percentage permitted under the 401(k) Employee Savings Plan from 15% per pay period to 20% per pay period, effective for payroll periods after January 1, 2005, and in order to assure that such increase would not constitute a material modification of the Plan for purposes of Section 409A of the Code and Treasury guidance or regulations issued thereunder, has determined to continue to limit the maximum percentage of Salary deferrals permitted under the SSP to 15% per pay period; and

WHEREAS, the Bank has retained the power to amend the Plan at any time and from time to time pursuant to and in accordance with the provisions of Section 12(a) of the Plan as amended and restated.

NOW, THEREFORE, the Plan is amended as follows, effective for payroll payment dates (including dates on which bonuses are paid) on or after January 1, 2005:

1.	Clause (ii) in the first sentence of Subsection 3(a) of the Plan is amended to read as follows:

“(ii) has a salary grade of 65O or higher or the equivalent thereof or who was a Participant on or before January 1,1991, and”

2.	The first sentence of Subsection 3(a) of the Plan is further amended by inserting between the words “bonus” and “under” the following:

“(not in excess of 15%)”.

3.	Subsection 3(b) of the Plan is amended by substituting a semi-colon (“;”) in place of the period (“.”) at the end thereof and adding thereafter the following:

“subject to the 15% limit on salary and bonus deferrals set forth in Subsection 3(a) hereof.”

4.	Clause (i) of the last sentence of Subsection 3(c) of the Plan is amended by inserting between the words “hereunder” and “were” the following:

“(subject to the 15% limit on salary and bonus deferrals set forth in Subsection 3(a) hereof)”.

5.	The second sentence of Section 4. of the Plan is amended by substituting a semi-colon (“;”) in place of the period (“.”) at the end thereof and adding thereafter the following:

“subject to the 15% limit on salary and bonus deferrals set forth in Subsection 3(a) hereof.”

IN WITNESS WHEREOF, the Bank, acting by its undersigned officer, duly authorized, hereby executes this amendment to be effective as herein provided

PEOPLE’S BANK

By:
Its:	President and CEO
Date:	January 14, 2005

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